UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On January 2, 2025 (the “Agreement Date”), Veritone, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Esousa Group Holdings, LLC, a New York based family office (the “Purchaser”) pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”) 4,414,878 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and pre-funded warrants to purchase up to an aggregate of 3,608,838 shares of Common Stock (the “Pre-Funded Warrants”). The Shares and the Pre-Funded Warrants are collectively referred to herein as the “Securities.” The offering price of each Share is $2.53 per share. The offering price of each Pre-Funded Warrant is $2.52 (equal to the offering price per Share, minus $0.01, the exercise price of each Pre-Funded Warrant). The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $20.3 million, before deducting offering expenses payable by the Company. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants.

The Registered Direct Offering is expected to close on or about January 3, 2025, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering, together with existing cash and cash equivalents, for working capital and general corporate purposes including, but not limited to, capital expenditures, debt service, repayment of indebtedness and other business opportunities and to further develop and market its AI platform and applications.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Purchase Agreement, until 75 days following the Agreement Date, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible or exercisable or exchangeable for, Common Stock, subject to certain exceptions; provided, that, after 60 days following the Agreement Date, the Company may sell and issue shares of Common Stock pursuant to its previously disclosed “at-the-market” equity offering program (the “ATM Program”) in amounts and subject to restrictions as set forth in the Purchase Agreement.

The Registered Direct Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-280148) that was originally filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2024, and that became effective on June 21, 2024 and a related base prospectus and prospectus supplement (the “Prospectus Supplement”) thereunder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants are being offered in lieu of shares of Common Stock and provide that the holder may not exercise any portion of the Pre-Funded Warrants to the extent that immediately prior to or after giving effect to such exercise the holder (together with its affiliates) would beneficially own more than 9.99% of the Company’s outstanding Common Stock (the “Maximum Percentage”) after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.01 per share. Subject to the Maximum Percentage, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the fifth anniversary of the original issue date of the Pre-Funded Warrants. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance or resale of the Warrant Shares, in lieu of making cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

In the event of any reorganization, recapitalization or reclassification of Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, its consolidation or its merger with or into another person, the holders of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing description of the terms and conditions of the Pre-Funded Warrants do not purport to be complete and is qualified in its entirety by the full text of the form of Pre-Funded Warrant, a copy of which is attached hereto as Exhibit 4.1, and incorporate by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 2, 2025, the Company issued a press release announcing the pricing of the Registered Direct Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

As of December 31, 2024, the Company had completed sales of approximately $4.5 million gross proceeds upon the sale of 1,707,791 shares of Common Stock pursuant to its ATM Program since the commencement of the ATM Program in November 2024. As of December 31, 2024, the Company had 40,179,855 outstanding shares of Common Stock.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the Shares, the Pre-Funded Warrants, and the Warrant Shares being registered, which opinion is attached as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Cooley LLP.

10.1	Form of Securities Purchase Agreement, by and among Veritone, Inc. and the Purchaser, dated January 2, 2025.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release of Veritone, Inc. dated January 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the completion of the Registered Direct Offering and the use of proceeds therefrom. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, without limitation, market conditions and the Company’s ability to satisfy the closing conditions to the Registered Direct Offering, as well as risks and uncertainties inherent in the Company’s business. For a discussion of these and other factors, please refer to the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and the Company’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: January 2, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer